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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2002

Seattle Genetics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-32405 (Commission File Number)	91-1874389 (I.R.S. Employer Identification No.)

21823 30th Drive SE, Bothell, Washington 98021
(Address of principal executive offices) (Zip Code)

(425) 527-4000
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits.

  99.1
  Registrant's Press Release dated October 8, 2002.

Item 9. Regulation FD Disclosure.

        On October 8, 2002, Seattle Genetics, Inc. provided an update on the status of its SGN-14 program.

        A copy of the press release containing the announcement is filed herewith as Exhibit 99.1 and is incorporated herein by this reference. This information is furnished, and not filed, pursuant to Item 9.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEATTLE GENETICS, INC. (Registrant)
Date: October 8, 2002	By:	/s/ H. PERRY FELL H. Perry Fell Chief Executive Officer and Chairman of the Board

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated October 8, 2002.

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